Exhibit 10.1

Execution Copy

SETTLEMENT AGREEMENT AND AMENDMENT TO MERGER AGREEMENT

This Settlement Agreement, dated as of March 5, 2008 (the “Agreement”), is made and entered into among Universal American Corp., a New York corporation (“Universal American”), Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, solely in its capacity as the Shareholder Representative (the “Shareholder Representative”) under that Agreement and Plan of Merger and Reorganization dated as of May 7, 2007 (the “Merger Agreement”) pursuant to which, on September 21, 2007, Universal American acquired by means of certain mergers all of the capital stock of MemberHealth, Inc. (“MemberHealth”), a wholly owned subsidiary of MHRx LLC (“MHRx”), and Lee-Universal Holdings, LLC, Welsh, Carson, Anderson & Stowe X, L.P., Union Square Universal Partners, L.P., Perry Partners, L.P., Perry Partners International, Inc., Perry Capital, LLC, Perry Private Opportunities Fund, L.P. and Perry Private Opportunities Offshore Fund, L.P. (collectively, the “Equity Investors”).

WHEREAS, Universal American has advised the Shareholder Representative that Universal American believes that it has certain claims under the Merger Agreement;

WHEREAS, the Shareholder Representative believes that any such claims would lack merit factually and legally;

WHEREAS, the Shareholder Representative has concluded that it is advisable to enter into this Agreement in order to, among other things, avoid the expense, inconvenience, burden, uncertainty and risk of litigation, and that so doing is in the best interests of the Indemnifying Members (as defined below) of MHRx;

WHEREAS, Universal American has concluded that it is advisable to enter into this Agreement in order to, among other things, avoid the expense, inconvenience, burden, uncertainty and risk of litigation, and that so doing is in the best interests of Universal American and its shareholders;

WHEREAS, as a condition and inducement to the Shareholder Representative’s and Universal American’s willingness to enter into this Agreement, each of the Equity Investors has agreed to release certain claims, as set forth in Sections 4 and 5 hereof;

WHEREAS, Universal American and the Shareholder Representative have each been advised by Charles E. Hallberg (“Hallberg”) that, without conceding the correctness of the assumption underlying this recital, at the time of the closing of the Mergers (as defined in the Merger Agreement) and other Transactions (as defined in the Merger Agreement) (collectively, the “Transactions”), Hallberg did not have actual knowledge of intentional fraud in connection with the Risk Corridor Calculations (as defined below) or the 2008 Bids (as defined below);

WHEREAS, Universal American has been advised by the Shareholder Representative that, without conceding the correctness of the assumption underlying this recital, at the time of the closing of the Transactions, the Shareholder Representative did not have actual knowledge of intentional fraud in connection with the Risk Corridor Calculations or the 2008 Bids;

WHEREAS, on or prior to the date hereof, Universal American has not provided the Shareholder Representative or Hallberg with information that is inconsistent with the two immediately preceding recitals to this Agreement; and

WHEREAS, the parties hereto intend that the provisions of this Agreement shall amend the Merger Agreement to the extent provided herein.

NOW, THEREFORE, in consideration of the mutual covenants contained below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.             PAYMENT TERMS.  (a)     Subject to the provisions of this Section 1, the Shareholder Representative hereby agrees, in its capacity as such, on behalf of each Indemnifying Member (as such term is defined in the Merger Agreement), each of whom is listed on Exhibit A hereto (collectively, the “Indemnifying Members”), that the Indemnifying Members shall pay to Universal American an aggregate of $100.0 million, consisting of the following: (i) $15.0 million in cash (which amount is equal to the CMS Reconciliation Payment Amount, as more fully described in paragraph 1(b) below) (the “CMS Reconciliation Settlement Amount”), (ii) $17,363,002 (which amount is equal to the total value of the Escrow Cash (as defined in the Merger Agreement) plus accrued interest thereon and the Escrow Shares (as defined in the Merger Agreement) (valued at $18.59 per share) in the Escrow Fund (as defined in the Merger Agreement) (the “Escrow Settlement Amount”) and (iii) $54,461,298, of which amount 45% shall be payable in shares of Parent Common Stock (as defined in the Merger Agreement) (valued at $18.59 per share) and 55% shall be payable in cash (collectively, the “Third Tier Settlement Amount” and, together with the CMS Reconciliation Settlement Amount and the Escrow Settlement Amount, collectively, the “Settlement Amount”).  Subject to paragraph 1(d) below, the aggregate liability of each Indemnifying Member hereunder is set forth on Exhibit A and is equal to the Settlement Amount multiplied by such Indemnifying Member’s Indemnification Percentage (as such term is defined in the Merger Agreement) set forth on Exhibit A hereto.  Each Indemnifying Member’s Indemnification Percentage of the Settlement Amount (on a total value basis), the CMS Reconciliation Settlement Amount, the Escrow Settlement Amount (with an allocation of stock and cash) and the Third Tier Settlement Amount (with an allocation of stock and cash) is set forth on Exhibit A hereto.  The Settlement Amount shall be payable to Universal American in accordance with the provisions of paragraph 1(b), (c) and (d) below.

(b)           Payment of the CMS Payment Settlement Amount.  Universal American hereby acknowledges and agrees and the Shareholder Representative hereby acknowledges and agrees, in its capacity as such, on behalf of the Indemnifying Members that the CMS Reconciliation Payment Amount (as defined in the Merger Agreement) shall be deemed to have been finally determined to be a positive number equal to $15.0 million.  Universal American hereby acknowledges and agrees and the Shareholder Representative hereby acknowledges and agrees, in its capacity as such, on behalf of the Indemnifying Members that, notwithstanding anything to the contrary contained in the Merger Agreement, the CMS Reconciliation Payment Amount shall be withheld by the Company and shall not be paid to any person who received the Initial

Merger Consideration in accordance with Section 2.12(a) of the Merger Agreement, and shall be immediately credited against each Indemnifying Member’s obligation with respect to the Settlement Amount in accordance with each such Indemnifying Member’s Indemnification Percentage.

(c)           Payment of the Escrow Settlement Amount.  Each of Universal American and the Shareholder Representative hereby agree to provide the Escrow Agent (as defined in the Merger Agreement), on the date hereof, with joint instructions (which joint instructions shall be in the form attached as Exhibit B hereto) for the Escrow Agent to release (x) the entire remaining balance of the Escrow Cash (which amount is equal to (A) $17,325,000 plus (B) accrued interest thereon in an amount equal to $38,002) and (y) 708,752 Escrow Shares.  The parties shall use their reasonable best efforts to cause the Escrow Cash (and accrued interest thereon) and the Escrow Shares to be released to Universal American within one (1) business day after the date hereof in accordance with the terms of the Escrow Agreement (as defined in the Merger Agreement).

(d)           Payment of the Third Tier Settlement Amount.  The balance of the Settlement Amount not payable pursuant to paragraph 1(b) and (c) above shall be paid directly by the Indemnifying Members in accordance with each such Indemnifying Member’s Indemnification Percentage set forth on Exhibit A hereto as soon as practicable, but in any event within 20 calendar days (the “Payment Date”) after the date hereof (x) in the case of the cash portion of such Indemnifying Member’s Indemnification Percentage of the Third Tier Settlement Amount, by wire transfer of immediately available funds to the Universal American account designated in writing by

Universal American to the Shareholder Representative within one day after the date hereof and (y) in the case of the Parent Common Stock portion of each such Indemnifying Member’s Indemnification Percentage of the Third Tier Settlement Amount, by delivery of the original stock certificates representing such shares, together with stock powers duly executed in blank (or, if such original stock certificates shall be lost, an affidavit of loss together with a customary indemnification agreement in form and substance reasonably satisfactory to Universal American) to Universal American (provided, that Welsh, Carson, Anderson & Stowe IX, L.P., Hallberg and David Azzolina shall deliver such original stock certificates to Universal American as soon as practicable, but in any event on or prior to March 20, 2008, it being understood and agreed that for purposes of this Agreement, the term “Payment Date” with respect to each such Indemnifying Member’s obligation to pay the Parent Common Stock portion of such Indemnifying Member’s Indemnification Percentage of the Third Tier Settlement Amount pursuant to this paragraph 1(d) shall be deemed to be March 28, 2008).  In the event that any Indemnifying Member shall fail to deliver any portion of the Third Tier Settlement Amount to Universal American by the applicable Payment Date, then (x) Universal American shall provide the non-paying Indemnifying Member with written notice of such non-payment (a “Payment Default Notice”) with a copy to the Shareholder Representative, and (y) commencing on such Payment Date, the unpaid portion of the Third Tier Settlement Amount (valuing shares of Parent Common Stock at $18.59 per share) shall begin to accrue interest at the rate of 15% per annum (or, if such rate exceeds the maximum rate permissible by law, such lesser rate as shall be legally permissible).  The non-paying Indemnifying Member shall have an additional 20 calendar days following the date of the Payment Default Notice in which to pay such unpaid Third Tier Settlement Amount (together with default interest thereon).  If such Indemnifying Member shall fail to pay such unpaid Third Tier Settlement Amount in full (together with default interest thereon) by the expiration of such additional 20 calendar day period, then the release described in paragraph 2 below with respect to such non-paying Indemnifying Member only shall automatically and without any further action on the part of Universal American, the Shareholder Representative or any other party, be of no further force and effect (and Universal American shall retain all rights to assert a claim for indemnification against such non-paying Indemnifying Member pursuant to the terms of the Merger Agreement and any other claims which Universal American may have under the Merger Agreement).  The termination of the release described in the immediately preceding sentence shall be in addition to any and all remedies that Universal American shall have in law or in equity with respect to such non-paying Indemnifying Member.

(e)           The Shareholder Representative, in its capacity as such, on behalf of the Indemnifying Members, agrees to use its commercially reasonable efforts to take all further action required to effectuate the purposes of paragraph 1 hereto, as soon as practicable, including, without limitation, preparing and delivering all such additional documents as are required by the Escrow Agent to deliver the Escrow Fund to Universal American and any such other documents (including, without limitation, stock transfer powers) as may be required to complete the transfer of record ownership of the Escrow Shares to Universal American.  Universal American hereby agrees to use its commercially reasonable efforts to cooperate with its transfer agent to facilitate the payment of any portion of the Settlement Amount payable in shares of Parent Common

Stock, including, without limitation, in connection with the issuance of new share certificates evidencing any shares of Parent Common Stock held by any such Indemnifying Member and not payable pursuant to the terms hereof.

(f)            Payments made hereunder will be treated as adjustments to the Merger Consideration (as defined in the Merger Agreement) for all tax purposes.

(g)           Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Shareholder Representative is not guaranteeing the obligations (or the enforceability thereof) of any Indemnifying Member (other than Welsh, Carson, Anderson & Stowe IX, L.P.) pursuant to Sections 1, 6 or 7 hereof.  Accordingly, the maximum liability of Welsh, Carson, Anderson & Stowe IX, L.P., whether in its individual capacity as an Indemnifying Member or in its capacity as Shareholder Representative shall not exceed, without duplication, the Settlement Amount multiplied by Welsh, Carson, Anderson & Stowe IX, L.P.’s Indemnification Percentage set forth on Exhibit A hereto, other than in the case that the representation set forth in Section 16 is untrue and only to the extent of such breach.

2.             RELEASE BY UNIVERSAL AMERICAN OF THE INDEMNIFYING MEMBERS, THE SHAREHOLDER REPRESENTATIVE AND MHRX.  Universal American and each of its direct and indirect subsidiaries, controlled affiliates, officers, directors, members, managers, partners, employees, agents and other representatives (collectively, the “Universal American Releasors”) hereby fully, finally and forever release, relinquish and discharge as against any and all of the Indemnifying Members, the Shareholder Representative and MHRx, and their respective past or present directors, officers, members, managers, managing members, managing directors, fiduciaries, employees, associates, parent entities, subsidiaries, affiliates, joint ventures, limited liability companies, general or limited partners, partnerships, controlling persons, consultants, accountants, auditors, attorneys, investment bankers, insurers, co-insurers, reinsurers, heirs, executors, administrators, representatives, advisors, agents, personal representatives, estates, predecessors, successors and assigns, and the respective past or present direct or indirect equity holders, controlling persons, affiliates, general or limited partners, partnerships, directors, officers, agents, partners, members, managers or employees of any of the foregoing (collectively, the “Released Persons”) from and against any and all actual or potential claims, demands, rights, actions, causes of action, liabilities, damages, losses, contractual or other obligations, judgments, duties, suits, fees, costs, expenses, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, accrued or unaccrued, apparent or unapparent (including but not limited to any claims for fraudulent inducement, actual or constructive fraud, or claims arising under the federal securities laws or under federal, state, local, statutory or common law or any other law, rule or regulation, including the law of any jurisdiction outside of the United States), and whether legal or equitable or of any other type, that the Universal American Releasors ever had, now have or may have, that have arisen, arise now or hereafter may arise out of or relate in any manner to, or involve, directly or indirectly, any facts, practices, matters, transactions, acts, occurrences, events, statements, representations, omissions, claims or any other matter, thing or cause whatsoever, or any series thereof, in any way embraced, involved, set forth in, referred to in, or otherwise related to, directly or indirectly, the Merger Agreement (including any representations or warranties made pursuant thereto), any documents, instruments, agreements or certificates delivered or executed pursuant to the Merger Agreement, the Transactions, the registration statement on Form S-4 filed by Universal American with the Securities and Exchange Commission (the “SEC”) on June 18, 2007, and amended on July 5, 2007 and July 17, 2007 (the “Registration Statement”), the proxy statement/prospectus filed with the SEC by Universal American and mailed by Universal American to its shareholders on or about July 25, 2007 in connection with the meeting of Universal American’s shareholders held on August 23, 2007 (the “Proxy”), MemberHealth, MHRx, the information supplied by MemberHealth for inclusion in the Proxy or the Registration Statement, including all financial statements and related footnote and MD&A disclosure (collectively, the “MH Information”),  the calculation of MemberHealth’s “risk corridor” adjustment receivable for fiscal year 2006 and for the fiscal quarter ended March 31, 2007 (the “Risk Corridor Calculations”), MemberHealth’s contract bids submitted to the Center for Medicare and Medicaid Services (“CMS”) for fiscal year 2008 (the “2008 Bids”), any public disclosures by Universal American including those relating to its actual or estimated revenues, earnings or other financial results for 2007, 2008 or beyond, any and all claims or matters that are based upon, arise out of, relate in any way to, or involve directly or indirectly, the Transactions, any debt or equity financing arrangements or related agreements entered into with financing sources for the Transactions, any agreements or arrangements entered into with any reinsurers relating to any of the foregoing, or any submissions made to any person, entity, governmental agency or other third party based on any of the foregoing

(including without limitation in any document filed with or provided to the SEC or CMS) (collectively, the “Released Claims”); PROVIDED, that, notwithstanding that the foregoing release, among other things, discharges, extinguishes and releases all obligations and liabilities of the Released Persons under all other sections of the Merger Agreement, the release set forth above does not terminate the Merger Agreement and is not intended to terminate and does not terminate or otherwise affect the following provisions of the Merger Agreement: Sections 2.13 (Contingent Payments), 2.14 (Certain Adjustments), 5.9 (Employee Benefit Plans), 5.10 (Indemnification of Directors and Officers), 5.11(a), (b) and (c) (first three sentences only) (Certain Tax Matters; Plan of Reorganization), 5.13 (Anti-Takeover Statutes), 5.16 (Shareholder Representative), 8.3 (Notices), 8.5 (Time of the Essence; Computation of Time), 8.7 (Governing Law), 8.8 (Jurisdiction and Venue; Waiver of Jury Trial), 8.9 (Assignment; Successors and Assigns; No Third Party Rights), 8.10 (Counterparts), 8.11 (Titles and Headings), 8.12 (Entire Agreement), 8.13 (Severability), 8.14 (No Strict Construction), 8.16 (Failure or Indulgence not Waiver), 8.17 (Amendments), and, solely with respect to the foregoing specified provisions of the Merger Agreement, Section 8.15 (Specific Performance), (collectively, the “Continuing Merger Agreement Provisions”) the provisions of Section 2 (Shareholder Representative) of any Joinders in the form of Exhibit C to the Merger Agreement that were executed in connection with the Transactions by Indemnifying Members, any provisions of any lock-up agreements in the form of Exhibit 6.2(e)(v) to the Merger Agreement that were executed in connection with the Transactions by Indemnifying Members, or the registration rights agreement and shareholders agreement (in the forms of Exhibits 6.3(i)(iv) and 6.3(i)(v), respectively, to the Merger Agreement)

executed in connection with the Transactions.  For the avoidance of doubt, except as specifically and expressly provided in the immediately preceding proviso, the Released Claims shall be deemed to include a full release of all liabilities and obligations of the Released Persons under or relating to the Merger Agreement (including, without limitation, those under Section 8.2 of the Merger Agreement) and all documents, instruments, certificates and agreements executed in connection therewith and no representations or warranties contained in Article 3 of the Merger Agreement or any certificate delivered at any time pursuant thereto shall be deemed to survive the date of this Agreement and the giving of this release; PROVIDED FURTHER that this release is not intended to have any application to employees of MemberHealth other than employees who are Indemnifying Members; and PROVIDED FURTHER that nothing in this release shall affect the enforceability of this Agreement.  The Universal American Releasors agree and covenant never to assert, or to voluntarily assist another person, entity or group in asserting, any of the Released Claims against any of the Released Persons, in any court of law or equity, or in any other forum.

3.             UNKNOWN CLAIMS.  The release given pursuant to Section 2 hereof extends to “unknown” claims within the definition of Released Claims, which unknown claims include claims that the Universal American Releasors do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into the release.  The Universal American Releasors irrevocably waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, or the law of any jurisdiction outside the United States, which governs or limits a person’s release of unknown claims.  The Universal American Releasors expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of § 1542 of the California Civil Code (and any other similar law or provision with respect to Released Claims), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Universal American Releasors waive any and all provisions, rights and benefits conferred by any law of the United States, any law of any state or territory of the United States, and any principle of common law, and the law of any jurisdiction outside the United States, which is similar, comparable, or equivalent to California Civil Code §1542.  The Universal American Releasors acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of their release, but that it is their intention, as set forth above, to among other things fully, finally and forever settle and release the Released Claims, including unknown claims, as that term is defined herein, and the subsequent discovery or existence of any such facts shall not in any way affect the effectiveness of this Agreement or the release given by the Universal American Releasors.

4.             RELEASE BY THE EQUITY INVESTORS OF THE INDEMNIFYING MEMBERS, THE SHAREHOLDER REPRESENTATIVE, MHRX AND UNIVERSAL AMERICAN.  Each of the Equity Investors and each of their respective direct and indirect subsidiaries, affiliates, officers, directors, members, managers, partners, employees, agents and other representatives (collectively, the “Equity Investors Releasors”) hereby fully, finally and forever release, relinquish and discharge as against the Indemnifying Members, the Shareholder Representative, MHRx, and Universal American, and their respective past or present directors, officers, members, managers, managing members, managing directors, fiduciaries, employees, associates, parent entities, subsidiaries, controlled affiliates, joint ventures, limited liability companies, general or limited partners, partnerships, controlling persons, heirs, executors, administrators, representatives, agents, personal representatives, estates, predecessors, successors and assigns, and the respective past or present direct or indirect equity holders, controlling persons, controlled affiliates, general or limited partners, partnerships, directors, officers, agents, partners, members, managers or employees of any of the foregoing (collectively, the “Equity Investors-Released Persons”) from and against any and all actual or potential claims, demands, rights, actions, causes of action, liabilities, damages, losses, contractual or other obligations, judgments, duties, suits, fees, costs, expenses, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, accrued or unaccrued, apparent or unapparent (including but not limited to any claims for fraudulent inducement, actual or constructive fraud, or claims arising under the federal securities laws or under federal, state, local, statutory or common law or any other law, rule or regulation, including the law of any jurisdiction outside of the United States), and whether legal or equitable or of any other type, that any of the Equity Investors Releasors ever had, now has or may have, that have arisen, arise now or hereafter may arise out of or relate in any manner to, or involve, directly or indirectly, any facts, practices, matters, transactions, acts, occurrences, events, statements, representations, omissions, claims or any other matter, thing or cause whatsoever, or any series thereof, (a) in the case of the Equity Investors-Released Persons other than Universal American and its successors and assigns, that are in any way embraced, involved, set forth in, referred to in, or otherwise related to, directly or indirectly, the Merger Agreement, the Transactions, the Proxy, the Registration Statement, MemberHealth, MHRx, the MH Information, the Risk Corridor Calculations or the 2008 Bids, or that are based upon, arise out of, relate in any way to, or involve directly or indirectly, any of the foregoing or any related disclosures by Universal American to its shareholders relating to any of the foregoing (including without limitation in any document filed with the SEC), and (b) in the case of Universal American and its successors and assigns, only insofar as such facts, practices, matters, transactions, acts, occurrences, events, statements, representations, omissions, claims or other matters, things or causes relate directly or indirectly to the MH Information, the Risk Corridor Calculations or the 2008 Bids, and in the case of each of (a) and (b), whether or not arising under or relating to the Securities Purchase Agreement (as defined in the Merger Agreement) or the Other Securities Purchase Agreement (as defined in the Merger Agreement) (collectively, the “Equity Investors Released Claims”); PROVIDED, that the foregoing shall not constitute a release of any rights under and shall not affect the

Equity Investors’ (or any other person’s) rights under the registration rights agreement entered into in connection with the Transactions, the stockholders agreement entered into in connection with the Transactions or any rights of any person under Universal American’s articles of incorporation or bylaws, any indemnification agreements in favor of directors of Universal American or any insurance policies; PROVIDED FURTHER that the foregoing shall not affect the Investors’ rights under Section 5.9 of the Securities Purchase Agreement or under Section 5.9 of the Other Securities Purchase Agreement; and PROVIDED FURTHER that nothing in this release shall affect the enforceability of this Agreement.  Each of the Equity Investors Releasors agrees and covenants never to assert, or voluntarily assist another person, entity or group in asserting, any of the Equity Investors Released Claims against any of the Equity Investors-Released Persons, in any court of law or equity, or in any other forum.

5.             UNKNOWN CLAIMS.  The release given pursuant to Section 4 hereof extends to “unknown” claims within the definition of Equity Investors Released Claims, which unknown claims include claims that the Equity Investors Releasors do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into the release.  The Equity Investors Releasors irrevocably waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, or the law of any jurisdiction outside the United States, which governs or limits a person’s release of unknown claims.  The Equity Investors Releasors expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of § 1542 of the California Civil Code (and any other similar law or provision with respect to Equity

Investors Released Claims), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Equity Investors Releasors waive any and all provisions, rights and benefits conferred by any law of the United States, any law of any state or territory of the United States, and any principle of common law, and the law of any jurisdiction outside the United States, which is similar, comparable, or equivalent to California Civil Code §1542.  The Equity Investors Releasors acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of their release, but that it is their intention, as set forth above, to among other things fully, finally and forever settle and release the Equity Investors Released Claims, including unknown claims, as that term is defined herein, and the subsequent discovery or existence of any such facts shall not in any way affect the effectiveness of this Agreement or the release given by the Equity Investors Releasors.

6.             RELEASE BY THE SHAREHOLDER REPRESENTATIVE AND THE INDEMNIFYING MEMBERS OF UNIVERSAL AMERICAN.  The Shareholder Representative, on behalf of itself, and in its capacity as such, on behalf of the Indemnifying Members, hereby releases Universal American, its past or present directors, officers,  members, managers, managing members, managing directors, fiduciaries, employees, associates, parent entities, subsidiaries, affiliates, joint ventures, limited liability companies, general or limited partners, partnerships, controlling persons, consultants, accountants, auditors, attorneys, investment bankers, insurers, co-insurers, reinsurers, heirs, executors, administrators, representatives, advisors, agents, personal representatives, estates, predecessors, successors and assigns, and the respective past or present direct or indirect equity holders, controlling persons, affiliates, general or limited partners, partnerships, directors, officers, agents, partners, members, managers or employees of any of the foregoing (collectively, the “Universal Released Persons”), from any claim that the Shareholder Representative or the Indemnifying Members, in their capacity as shareholders of Universal American, have under the federal securities laws or the laws of any state, due to any alleged breaches of fiduciary duty, or alleged misstatements or omissions in public disclosures by Universal American, up through and including the issuance of the press release annexed hereto as Exhibit C hereto, as well as from any claim under Section 8.2(c) of the Merger Agreement (collectively, the “Universal Released Claims”), PROVIDED, that notwithstanding the foregoing, the release set forth above is not intended to terminate and does not terminate or otherwise affect the Continuing Merger Agreement Provisions; PROVIDED FURTHER that nothing in this release shall affect the enforceability of this Agreement.  The Shareholder Representative, on behalf itself and, in its capacity as such, on behalf of the Indemnifying Members, releases unknown claims encompassed within this release to the same extent described in Section 5, but with respect to the Universal Released Claims.  The Shareholder Representative, on behalf of itself and, in its capacity as such, on behalf of the Indemnifying Members, agrees and covenants never to assert, or to voluntarily assist another person, entity or group in asserting, any of the Universal Released Claims against any of the Universal Released Persons in any court of law or equity or in any other forum.

7.             NO ADMISSIONS.  Neither this Agreement or its provisions, nor any negotiations, statements or proceedings in connection therewith, shall in any event be construed as, or deemed to be evidence of, an admission or concession on the part of any Released Persons of any fault, liability or wrongdoing by them, or any of them, or as to any fact or claim that might be alleged or asserted against any of them, and shall not be discovered, interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used in any action or proceeding, whether civil, criminal or administrative, for any purpose other than as  expressly provided in this Agreement, or be used in any way as an admission, concession or evidence of any liability or wrongdoing of any nature, and shall not be construed as, or deemed to be evidence of, an admission or concession that Universal American has suffered any damage caused by any Released Person.

8.             BINDING EFFECT.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and each of the Indemnifying Members and any of their respective executors, administrators, heirs, successors and assigns.  Any person released pursuant to this Agreement is an express third party beneficiary of this Agreement and may enforce the release given in favor of that person.

9.             CHOICE OF LAW.  This Agreement, and any claim arising out of or relating hereto, shall be governed by, and interpreted and enforced pursuant to, the substantive laws of the State of New York, without regard to New York’s choice of law or conflict of laws principles that would cause the application of the substantive laws of any other jurisdiction.

10.           JURISDICTION; WAIVER OF JURY TRIAL.  In the event of any claim arising out of or relating to this Agreement or its subject matter, the parties hereto agree that such claim will be adjudicated only in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, to whose jurisdiction and venue the parties hereto exclusively consent for such purpose.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

11.           ENTIRE AGREEMENT.  Sections 1-17, inclusive, of this Agreement, together with the Exhibits hereto, constitute the entire agreement among the parties with respect to its subject matter, and supersede all prior or contemporaneous oral or written agreements, understandings or representations with respect thereto.  No party is relying upon any statement, agreement or representation other than those contained in Sections 1-17 hereof and the Exhibits hereto, in determining to enter into and perform this Agreement.  For the avoidance of doubt, the recitals to this Agreement (other than the defined terms contained therein) are not part of this Agreement, no party is relying upon any such recitals for any purpose, and such recitals are not intended to have any legal effect.

12.           COUNTERPARTS.  This Agreement may be executed in two or more counterparts, by original, telecopied, or PDF transmitted signature, all of which shall be considered one and the same agreement, and shall become binding pursuant to its terms when such counterparts have been signed by each of the parties and delivered to the other parties.

13.           DUE AUTHORIZATION.  Each of the individuals executing this Agreement on behalf of one or more parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Agreement on behalf of each such respective party and to bind each such respective party to the terms hereof.

14.           AMENDMENT.  This Agreement and any of the Exhibits hereto may be amended or modified only by a written instrument signed by the parties hereto, and any other purported amendment or modification shall be null and void.

15.           JOINTLY DRAFTED.  This Agreement, together with any Exhibits, shall be deemed to have been mutually prepared by the parties and shall not be construed against any of them by reason of authorship.

16.           REPRESENTATION BY THE SHAREHOLDER REPRESENTATIVE.  The Shareholder Representative hereby represents and warrants to Universal American that it has not entered into any instrument, agreement or arrangement amending any of the joinder agreements executed and delivered by the Indemnifying Members.  The representation and warranty set forth in this Section 16 shall survive the execution and delivery of this Agreement.

17.           NOTICES.  Whenever notice is required to be given pursuant to this Agreement, it shall be delivered by hand, or by nationally recognized overnight courier service (in which case it shall be deemed delivered the next business day) addressed as follows:

If to Universal American:

Universal American Financial Corp.

6 International Drive

Rye Brook, New York 10573-1068

Telephone: (914) 934-5200

Facsimile:  (914) 934-0700
Attention:   Mitchell Stier, Esq.

With a copy to:

Andrew J. Levander, Esq.

DECHERT LLP

30 Rockefeller Plaza

New York, NY 10112

If to the Shareholder Representative:

Welsh, Carson, Anderson & Stowe IX, L.P.,

as Shareholder Representative

c/o Welsh, Carson, Anderson & Stowe

320 Park Avenue, Suite 2500

New York, NY 10022-6815

Attn: Sean M. Traynor

With a copy to:

William I. Sussman, Esq.

ROPES & GRAY LLP

1211 Avenue of the Americas

New York, NY 10036-8704

If to the Equity Investors:

If to Welsh, Carson, Anderson & Stowe X, L.P., to:

Welsh, Carson, Anderson & Stowe, L.P.

320 Park Avenue, Suite 2500

New York, New York 10022-6815

Telephone number:  (212) 893-9500

Facsimile number:  (212) 893-9583
Attention:  Sean M. Traynor

with a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Telephone number:  (212) 596-9000
Facsimile number:  (212) 596-9090
Attention:  Othon A. Prounis, Esq. and Christopher W. Rile, Esq.

If to Lee-Universal Holdings, LLC:

Lee Equity Partners

767 Fifth Avenue

New York, New York 10153

Telephone number:  (212) 888-1500

Facsimile number:  (212) 888-6388
Attention:  Mark Gormley/Benjamin Hochberg

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telephone number:  (212) 310-8000

Facsimile number:  (212) 310-8007

Attention:  Malcolm Landau, Esq.

If to Perry Partners, L.P., Perry Partners International, Inc., Perry Capital, LLC, Perry Private Opportunities Fund, L.P. or Perry Private Opportunities Offshore Fund, L.P.:

Perry Capital, LLC

767 Fifth Avenue

New York, New York 10153

Telephone number:  (212) 583-4000

Facsimile number:  (212) 583-4146

Attention:  Michael C. Neus

with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019-7475

Telephone number:  (212) 474-1000

Facsimile number:  (212) 474-3700

Attention:  Mark Greene, Esq.

- and -

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telephone number:  (212) 310-8000

Facsimile number:  (212) 310-8007

Attention:  Malcolm Landau, Esq.

If to Union Square Universal Partners, L.P.:

Union Square Partners

230 Park Avenue South, 11th floor

New York, New York 10003

Telephone number:  (212) 965-2400

Facsimile number:  (212) 343-5206

Attention:  Bob Spass/Eric Leathers

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telephone number:  (212) 310-8000

Facsimile number:  (212) 310-8007

Attention:  Malcolm Landau, Esq.

With a copy to:

Joseph S. Allerhand, Esq.

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, NY 10153

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized signatories, as of the date first above written.

UNIVERSAL AMERICAN CORP.

By:	/s/ Richard A. Barasch
Name: Richard A. Barasch
Title: Chief Executive Officer

WELSH, CARSON, ANDERSON & STOWE IX, L.P., as Shareholder Representative

By:	WCAS IX ASSOCIATES LLC,
its General Partner

By:	/s/ Russell L. Carson
Name: Russell L. Carson
Title: Managing Member

MEMBERHEALTH LLC

By:	/s/ Mitchell J. Stier
	Name:	Mitchell J. Stier
	Title:	Executive Vice President and Secretary

MHRx LLC

By:	/s/ Sean M. Traynor
	Name:	Sean M. Traynor
	Title:	Member

/s/ Mark K. Gormley
Mark K. Gormley, Partner
Lee-Universal Holdings, LLC

WELSH, CARSON, ANDERSON & STOWE X, L.P.

By:	WCAS X ASSOCIATES LLC,
its General Partner

By:	/s/ Russell L. Carson
Name: Russell L. Carson
Title: Managing Member

UNION SQUARE UNIVERSAL PARTNERS, L.P.

By:	UNION SQUARE UNIVERSAL GP, LLC,
its General Partner

By:	/s/ Eric Leathers
Name: Eric Leathers
Title: Partner

Perry Partners, LP
By:	Perry Corp, its Managing General Partner

/s/ Michael Neus
Name: Michael Neus
General Counsel

Perry Partners International, Inc.
By:	Perry Corp, its Investment Manager

/s/ Michael Neus
Name: Michael Neus
General Counsel

Perry Capital, LLC
By:	Perry Corp, its Managing Member

/s/ Michael Neus
Name: Michael Neus
General Counsel

Perry Private Opportunities Fund, L.P.
By:	Perry Private Opportunities Fund GP, L.L.C.
By:	Perry Corp, its Managing Member

/s/ Michael Neus
Name: Michael Neus
General Counsel

Perry Private Opportunities Offshore Fund, L.P.
By:	Perry Private Opportunities Offshore Fund (Cayman) G.P., L.L.C.
By:	Perry Corp, its Managing Member

/s/ Michael Neus
Name: Michael Neus
General Counsel

/s/ Charles E. Hallberg
Charles E. Hallberg

BEACHFRONT ENTERPRISES, LLC

By:	/s/ Charles E. Hallberg
	Name:	Charles E. Hallberg
Title:

GRANTOR RETAINED ANNUITY TRUST AGREEMENT OF CHARLES E. HALLBERG dated October 16, 2006

By:	/s/ Charles E. Hallberg
	Name:	Charles E. Hallberg
	Title:	Trustee

IRREVOCABLE TRUST AGREEMENT OF CHARLES E. HALLBERG dated October 16, 2006

By:	/s/ Sharon L. Hallberg
	Name:	Sharon L. Hallberg
	Title:	Trustee